Exhibit 99.1

Ozop Energy Solutions, Inc. Continues to Grow its Advisory Board for OZOP ARC

Appoints Industry Superstar Alessa Aguayo

Warwick, NY, April 9th, 2024 - Ozop Energy Solutions, Inc. (OZSC), a pioneer in the field of innovative energy and lighting solutions, is delighted to announce the appointment of Alessa Aguayo as the newest member of the advisory board for its flagship OZOP ARC lighting controls system. The advisory board aims to utilize the expertise of seasoned industry professionals to propel the development and strategic positioning of OZOP ARC.

Alessa Aguayo brings a rich background in the lighting industry, with over a decade of experience spanning national accounts, distribution, and manufacturing. She currently serves as the Director of Sales, NYC for Lumenwerx, where her dedication to the lighting industry goes beyond professional commitments. Alessa is the Board President for WILD (Women in Lighting + Design) International, a volunteer-run, non-profit organization committed to the personal and professional development of women in the lighting industry. Additionally, she has been involved with the National Lighting Bureau (NLB) and is an active member of the Illuminating Engineering Society (IESNYC) and The Designers Lighting Forum of New York (DLFNY).

Alessa is not only recognized as an American Institute of Architects instructor but has also been a speaker at major industry tradeshows such as LEDucation and Light Fair. Her role as a judge for the Tesla Lighting Awards and the LEDucation Student Lighting Competition showcases her comprehensive expertise and leadership in the field. Holding an Lighting Certification from the National Council for the Qualification of the Lighting Professions (NCQLP) and WELL Accredited Professional certification, Alessa graduated from Arizona State University with a B.S. in Social Justice & Inquiry and a minor in communications.

Brian Conway, CEO of Ozop Energy Solutions, commented, “We are thrilled to welcome Alessa Aguayo to our advisory board. Her extensive experience and active leadership roles within the industry will be invaluable as we continue to expand and enhance our OZOP ARC system. Her involvement is a testament to our commitment to embracing diverse, expert voices to guide our innovative projects.”

The advisory board will continue to focus on key areas such as technological innovation, market expansion, and strategic partnerships to solidify OZOP ARC’s role as a leader in the industry. With the addition of Alessa Aguayo, the board is poised to significantly impact the strategic trajectory of the OZOP ARC system.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com